Exhibit 99.1

FOR IMMEDIATE RELEASE

Sonoma Pharmaceuticals Reports Record Revenue in Second Quarter FY 2019

• Total Revenue of $4.9 Million, up 13% over June 2018 Quarter

• Total Revenue up 14% over September 2017 Quarter

Conference Call Begins at 4:30 pm EST Today

PETALUMA, CA—(November 8, 2018) —Sonoma Pharmaceuticals, Inc. (Nasdaq: SNOA), today announced financial results for the second quarter FY 2019 ending September 30, 2018. Total revenue of $4.9 million for the quarter ending September 30, 2018, was up 14% when compared to $4.3 million for the same period last year. Product revenues of $4.6 million for the second quarter ending September 30, 2018, was up 12%, or $491,000, when compared to the same period last year, with increases in the United States, European and Latin American revenues.

“A record high quarterly revenue for the company of $4.9 million, along with higher gross profitability enabled us to achieve a two-year low in EBITDA loss, which is operating loss minus non-cash expenses,” said Jim Schutz, Sonoma Pharmaceuticals CEO. “We are also excited to be preparing for the upcoming commercial launches of our Epicyn™ Antimicrobial Facial Cleanser in the United States and our acne product, Gramacyn™, in Brazil.  These markets represent significant opportunity for the company, as physicians and patients desire safe and efficacious alternatives to antibiotics.”

Business Highlights:

•	In June 2018, Sonoma signed a license and supply agreement with the largest pharmaceutical company in Brazil, NC Group/U.SK, to commercialize seven of Sonoma’s HOCl products, including two products for acne, one for scar treatment, two for atopic dermatitis and two for post-cosmetic treatments.
•	Sonoma’s Brazilian partner is in the final stages of launching Gramacyn™, Sonoma’s proprietary acne product.
•	The results of clinical studies on the use of Sonoma’s HOCl-based solution as part of an acne management regimen were presented in August at the 5th Annual Practical Symposium Dermatology Conference in Colorado. The data from these studies showed statistically significant reductions in both inflammatory and non-inflammatory acne lesions, with no reports of irritation.
•	In November 2018, Sonoma launched its Ceramax™ lotion product, an extension of the company’s Lipogrid Skin Enriching TechnologyTM, indicated for seborrea, burning, itching and atopic dermatitis.
•	Sonoma’s U.S. patient-friendly home delivery mail order program, which was launched in the first quarter of FY 2019, has rapidly gained popularity, currently making up about 42% of the company’s dermatology prescription shipments during the quarter ending September 30, 2018.

1

Results for the Three Months Ended September 30, 2018

Product revenues in the United States of $2.4 million for the three months ended September 30, 2018, increased by $158,000, or 7%, as compared to $2.3 million for the three months ended September 30, 2017. This increase was mostly the result of higher sales of the company’s animal health care products, partly offset by a small decrease in sales of the company’s acute care and dermatology products.

Product revenue in Latin America for the quarter ended September 30, 2018, was $1.0 million, up 32% from the same period last year. This amount reflects the high growth in the sale of products to Invekra and the sale of products into the Brazilian market. Sonoma will continue to supply products to Invekra until its manufacturing facility is operational.

Product revenue in Europe and the rest of the world of $1.2 million for the second quarter ended September 30, 2018, increased by $90,000, or 8%, as compared to $1.1 million for the three months ended September 30, 2017. This increase was the result of higher sales in Europe and India, partly offset by lower sales in the Middle East, Far East and New Zealand.

Gross profit for the quarter ended September 30, 2018, was $2.4 million, or 49% of total revenue, compared to a gross profit of $1.8 million, or 43% of total revenue for the same period in the prior year. The increase in gross profit, as a percentage of revenue, was primarily due to the higher unit volume in the United States and higher margin products sold into Brazil.

Operating expenses minus non-cash expenses during the second quarter of fiscal year 2019 were $4.5 million, up $231,000 or 5%, as compared to the same period in the prior year. This increase in operating expenses was mostly due to higher marketing and legal expenses in the United States, partly offset by a decline in Latin American expenses.

Loss from operations was $2.7 million, down $205,000, compared to $2.9 million for the same period last year. Operating loss less non-cash expenses (EBITDA) for the three months ended September 30, 2018, was $1.95 million, down $313,000, or 14%, compared to $2.26 million for the same period last year.

As of September 30, 2018, Sonoma had cash and cash equivalents of $4 million, as compared to $10.1 million as of March 31, 2018. While the operating loss minus non-cash expenses (EBITDA) was $1.95 million for the quarter ended September 30, 2018, the reduction in cash for the quarter was $3.6 million. The $1.6 million difference is mostly the result of an increase in working capital of $1.4 million including $0.8 million in receivables, which are being collected; and a $0.4 million increase in international inventory, which has been shipped and is being sold to our partners.

Results for the Six Months Ended September 30, 2018

Total revenues of $9.3 million increased by $1.1 million, or 14%, for the six months ended September 30, 2018, as compared to $8.2 million for the six months ended September 30, 2017. Product revenue of $8.7 million for the six months ended September 30, 2017, increased $983,000 , or 13%, compared to the same period last year. This increase in product revenue was driven by growth in Latin America of 57% and in the United States of 7%.

The company reported gross profit related to sales of its products of $4.2 million, or 45% of total revenues, for the six months ended September 30, 2018, compared to a gross profit of $3.6 million, or 44% of total revenues, for the same period in the prior year.

2

Total operating expenses less non-cash expenses of $9.4 million increased $437,000, or 5%, for the six months ended September 30, 2018, as compared to the same period in the prior year. This increase was primarily due to higher marketing and legal expenses in the United States. Operating loss less non-cash expenses (EBITDA) for the six months ended September 30, 2018, was $5 million, as compared to $5.1 million for the same period last year.

Conference Call

Sonoma’s management will hold a conference call today to discuss second quarter fiscal year 2019 results and answer questions beginning at 4:30 p.m. EST. Individuals interested in participating in the conference call may do so by dialing 877-303-7607 for domestic callers or 973-638-3203 for international callers. Those interested in listening to the conference call live via the Internet may do so at https://edge.media-server.com/m6/p/gxh562de. Please log on approximately 10 minutes prior to the presentation in order to register and download the appropriate software, if any. Also, participants can download a graphical presentation of the quarterly results at this same site, which provides greater granular detail in conjunction with the call.

A telephone replay will be available for seven days following the conclusion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers, and entering conference code 1292509. A webcast replay will be available on the site at http://ir.sonomapharma.com/events-and-presentations for one year following the call.

About Sonoma Pharmaceuticals, Inc.

Sonoma is a specialty pharmaceutical company that develops and markets unique and effective solutions for the treatment of dermatological conditions and advanced tissue care. The company’s products, which are sold throughout the United States and internationally, have improved outcomes for more than five million patients globally by reducing infections, itch, pain, scarring and harmful inflammatory responses. The company's headquarters are in Petaluma, California, with manufacturing operations in the United States and Latin America. European marketing and sales are headquartered in Roermond, Netherlands. More information can be found at www.sonomapharma.com.

Forward-Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial and technology progress and future financial performance of Sonoma Pharmaceuticals, Inc. and its subsidiaries (the “Company”). These forward-looking statements are identified by the use of words such as “preparing,” “represent,” and “upcoming,” among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including such risks that regulatory clinical and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by the Company’s patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company’s products will not be as large as expected, the Company’s products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to meet the Company’s cash needs, fund further development and clinical studies, as well as uncertainties relative to varying product formulations and a multitude of diverse regulatory and marketing requirements in different countries and municipalities, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements, except as required by law.

Sonoma Pharmaceuticals™ is a trademark or registered trademark of Sonoma Pharmaceuticals, Inc. All other trademarks and service marks are the property of their respective owners.

Media and Investor Contact:

Sonoma Pharmaceuticals, Inc.

Bob Miller

CFO

(925) 787-6218

3

SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30,	March 31,
	2018	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,048	$10,066
Accounts receivable, net	2,971	1,537
Inventories	2,953	2,865
Prepaid expenses and other current assets	1,464	1,547
Current portion of deferred consideration, net of discount	232	239
Total current assets	11,668	16,254
Property and equipment, net	935	1,136
Deferred consideration, net of discount, less current portion	1,215	1,322
Other assets	530	494
Total assets	$14,348	$19,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,362	$1,272
Accrued expenses and other current liabilities	1,241	1,406
Deferred revenue	186	147
Deferred revenue Invekra	57	59
Current portion of long-term debt	74	230
Current portion of capital leases	157	147
Total current liabilities	3,077	3,261
Long-term deferred revenue	399	443
Long-term debt, less current portion	25	32
Long-term capital leases, less current portion	62	144
Total liabilities	3,563	3,880
Commitments and Contingencies
Stockholders’ Equity
Convertible preferred stock, $0.0001 par value; 714,286 shares authorized, none issued and outstanding at September 30, 2018 and March 31, 2018 respectively	–	–
Common stock, $0.0001 par value; 24,000,000 and 12,000,000 shares authorized at September 30, 2018 and March 31, 2018, respectively, 6,479,633 and 6,171,736 shares issued and outstanding at September 30, 2018 and March 31, 2018, respectively	1	1
Additional paid-in capital	178,629	176,740
Accumulated deficit	(163,718)	(157,440)
Accumulated other comprehensive loss	(4,127)	(3,975)
Total stockholders’ equity	10,785	15,326
Total liabilities and stockholders’ equity	$14,348	$19,206

4

SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Revenues
Product	$4,635	$4,144	$8,730	$7,747
Service	304	181	578	413
Total revenues	4,939	4,325	9,308	8,160
Cost of revenues
Product	2,313	2,308	4,737	4,221
Service	199	169	413	329
Total cost of revenues	2,512	2,477	5,150	4,550
Gross profit	2,427	1,848	4,158	3,610
Operating expenses
Research and development	390	368	740	750
Selling, general and administrative	4,689	4,337	9,622	9,100
Total operating expenses	5,079	4,705	10,362	9,850
Loss from operations	(2,652)	(2,857)	(6,204)	(6,240)
Interest expense	(7)	(10)	(19)	(20)
Interest income	47	18	102	71
Other expense	(208)	(21)	(157)	(189)
Net loss	(2,820)	(2,870)	(6,278)	(6,378)
Net loss per share: basic and diluted	$(0.44)	$(0.67)	$(0.99)	$(1.48)
Weighted-average number of shares used in per common share calculations: basic and diluted	6,465	4,313	6,353	4,303
Other comprehensive loss
Net loss	$(2,820)	$(2,870)	$(6,278)	$(6,378)
Foreign currency translation adjustments	350	(45)	(152)	155
Comprehensive loss	$(2,470)	$(2,915)	$(6,430)	$(6,223)

5

SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

Reconciliation of GAAP Measures To Non-GAAP Measures

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
(1) Loss from operations minus non-cash expenses (EBITDA):
GAAP loss from operations as reported	$(2,652)	$(2,857)	$(6,204)	$(6,240)
Non-cash adjustments:
Stock-based compensation	585	462	932	900
Depreciation and amortization	117	132	238	241
Non-GAAP loss from operations minus non-cash expenses (EBITDA)	$(1,950)	$(2,263)	$(5,034)	$(5,099)

(2) Net loss minus non-cash expenses:
GAAP net loss as reported	$(2,820)	$(2,870)	$(6,278)	$(6,378)
Non-cash adjustments:
Stock-based compensation	585	462	932	900
Depreciation and amortization	117	132	238	241
Non-GAAP net loss minus non-cash expenses	$(2,118)	$(2,276)	$(5,108)	$(5,237)

(3) Operating expenses minus non-cash expenses
GAAP operating expenses as reported	$5,079	$4,705	$10,362	$9,850
Non-cash adjustments:
Stock-based compensation	(555)	(413)	(867)	(807)
Depreciation and amortization	(56)	(55)	(112)	(97)
Non-GAAP operating expenses minus non-cash expenses	$4,468	$4,237	$9,383	$8,946

(1)	Loss from operations minus non-cash expenses (EBITDA) is a non-GAAP financial measure. The Company defines operating loss minus non-cash expenses as GAAP reported operating loss minus operating depreciation and amortization, and operating stock-based compensation. The Company uses this measure for the purpose of modifying the operating loss to reflect direct cash related transactions during the measurement period.

(2)	Net loss minus non-cash expenses is a non-GAAP financial measure. The Company defines net loss minus non-cash expenses as GAAP reported net loss minus depreciation and amortization, stock-based compensation, and non-cash foreign exchange transaction losses. The Company uses this measure for the purpose of modifying the net loss to reflect only those expenses to reflect direct cash transactions during the measurement period.

(3)	Operating expenses minus non-cash expenses is a non-GAAP financial measure. The Company defines operating expenses minus non-cash expenses as GAAP reported operating expenses minus operating depreciation and amortization, and operating stock-based compensation. The Company uses this measure for the purpose of identifying total operating expenses involving cash transactions during the measurement period.

6

SONOMA PHARMACEUTICALS, INC. AND SUBSIDIARIES

Product Related Revenue Schedules

(In thousands)

(Unaudited)

The following table shows the Company’s product revenues by geographic region:

	Three Months Ended September 30,
	2018	2017	$ Change	% Change
United States	$2,426	$2,268	$158	7%
Latin America	997	754	243	32%
Europe and Rest of the World	1,212	1,122	90	8%
Total	$4,635	$4,144	$491	12%

	Six Months Ended September 30,
	2018	2017	$ Change	% Change
United States	$4,397	$4,127	$270	7%
Latin America	2,076	1,323	753	57%
Europe and Rest of the World	2,257	2,297	(40)	(2)%
Total	$8,730	$7,747	$983	13%

7